Exhibit 23.2
Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement of SB Financial Group, Inc. on Form S-3 (File No. 333-191192) of our report dated March 12, 2013, on our audits of the consolidated financial statements of SB Financial Group, Inc. We also consent to the references to our firm under the caption “Experts.”

                   /s/ BKD, LLP

Cincinnati, Ohio
December 13, 2013